      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2003
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-3317783
 (State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                                 HARTFORD PLAZA
                             HARTFORD, CT 06115-1900
                     (Address of Principal Executive Offices
                               including Zip Code)

                    THE HARTFORD INVESTMENT AND SAVINGS PLAN
                            (Full title of the Plan)

                               NEAL S. WOLIN, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                                 HARTFORD PLAZA
                             HARTFORD, CT 06115-1900
                                 (860) 547-5000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                            Proposed maximum      Proposed maximum       Amount of
 Title of securities to       amount to be         offering price        aggregate
     be registered             registered              per unit        offering price     Registration fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value      10,000,000
$0.01 per share                  shares (1)          $ 43.89 (2)     $ 438,900,000 (2)     $ 35,507.01

Series A Participating       10,000,000 (1)                  (2)                   (2)                 (3)
Cumulative Preferred
Stock Purchase Rights
---------------------------------------------------------------------------------------------------------
Total                                                                                      $ 35,507.01 (3)
---------------------------------------------------------------------------------------------------------

(1) In addition to the number of shares of Company Common Stock to be offered pursuant to The Hartford Investment and Savings Plan (the "Plan") (10,000,000 shares), pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. This Registration Statement also covers 10,000,000 Rights to purchase Series A Participating Cumulative Preferred Stock (the "Rights") which are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market value of the Company's Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, and based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on May 23, 2003.

(3) Pursuant to General Instruction E to Form S-8 and Rule 457(p) under the Securities Act, the Company is carrying forward and applying to this Registration Statement the total remaining filing fee of $14,280.85 attributable to filing fees previously paid in connection with $1,286,562,704 of unsold securities registered by The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI (collectively, "the Registrants") on Form S-3 on May 21, 2002. Accordingly, the fee paid herewith is $21,226.16, reflecting a registration fee of $35,507.01 for the securities covered by this Form S-8, less the balance of the filing fee paid in connection with the $1,286,562,704 of unsold securities registered by the Registrants.

                                EXPLANATORY NOTE

         The 10,000,000 shares of Common Stock, the Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") and the plan interests being registered pursuant to this Registration Statement are additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the "Commission") on April 5, 2000. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         Incorporated by reference in this Registration Statement are the following documents heretofore filed by The Hartford Financial Services Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

(b) The Plan's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

(c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

(d) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description;

(e) The Company's Registration Statement on Form S-8 (File No. 333-34092) relating to The Hartford Investment and Savings Plan; and

(f) The description of the Rights which is contained in a Form 8-A report filed under the Exchange Act, including any amendment or report filed for purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the shares of Common Stock being registered pursuant hereto has been passed upon by Brian S. Becker, Senior Vice President and Corporate Secretary of the Company.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

         145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article 4 of The Hartford Financial Services Group, Inc.'s Amended and Restated By-Laws provides in regard to indemnification of directors and officers as follows:

          4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an "Indemnitee." Until such final determination is made, such former or present Director or officer shall be a "Potential Indemnitee" for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

          (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

          4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this
     Article 4 or incurred by any Director, officer, employee or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this
     Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
     Article 4.

          4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

          4.4 Advancement of Expenses. Each Potential Indemnitee shall be entitled to receive advance payment of any expenses actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of entitlement to indemnification pursuant to
     Section 4.5(a). Each Potential Indemnitee shall submit a statement or statements to the Corporation requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article 4. A determination of the reasonableness of such expenses shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s) (the "Advancement Procedures"). The amendment or repeal of, and the adoption of a provision inconsistent with, any provision of the Advancement Procedures shall be governed by Section 4.1(b) of this Article 4. Notwithstanding the foregoing provisions of this
     Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

          4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

          (a) Procedures for Determination of Entitlement to Indemnification.

          (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

          (ii) The Potential Indemnitee's entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

          (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

          (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.5(a)(i)(A) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

          (c) Remedies. (i) In the event that a determination is made pursuant to Section 4.5(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

          (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this subsection (each, a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

          (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

          (iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (d) Definitions. For purposes of this Article 4:

          (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition;
     (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

          (ii) "Disinterested Director" means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

          (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article 4.

          4.6 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

          4.7 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
     Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

          (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with sec. 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article SIXTH of The Hartford Financial Services Group, Inc.'s Amended and Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included with this filing.

Item 9. Undertakings

(a)  Rule 415 Offering. The undersigned Company hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 28th day of May, 2003.

                             THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                             By: /s/ Neal S. Wolin
                                -------------------------
                                Neal S. Wolin
                                Executive Vice President and
                                General Counsel

         The Plan. Pursuant to the requirements of the Securities Act, the named fiduciary of The Hartford Investment and Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 29th day of May, 2003.

                             THE HARTFORD INVESTMENT AND SAVINGS PLAN

                             By: /s/ Ann M. de Raismes
                                -------------------------
                                ANN M. DE RAISMES
                                Chairperson of the Pension Administration
                                Committee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons indicated below, in the capacities and on the date indicated.

       Signature                         Title                       Date
*
-----------------------
Ramani Ayer                    Chairman, President,              May 28, 2003
                               Chief Executive Officer
                               and Director
                               (Principal Executive Officer)

*
-----------------------
Thomas M. Marra                Executive Vice President          May 28, 2003

*
-----------------------
David K. Zwiener               Executive Vice President          May 28, 2003

*
-----------------------
David M. Johnson               Executive Vice President          May 28, 2003
                               and Chief Financial Officer
                               (Principal Financial Officer)

*
-----------------------
Robert J. Price                Senior Vice President             May 28, 2003
                               and Controller
                               (Principal Accounting Officer)

*
-----------------------
Rand V. Araskog                Director                          May 28, 2003

*
-----------------------
Donald R. Frahm                Director                          May 28, 2003

*
-----------------------
Edward J. Kelly, III           Director                          May 28, 2003

*
-----------------------
Paul G. Kirk, Jr.              Director                          May 28, 2003

*
-----------------------
Robert W. Selander             Director                          May 28, 2003

*
-----------------------
Charles B. Strauss             Director                          May 28, 2003

*
-----------------------
H. Patrick Swygert             Director                          May 28, 2003

*
-----------------------
Gordon I. Ulmer                Director                          May 28, 2003

*By /s/ Neal S. Wolin
   ----------------------
      Neal S. Wolin
      As Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No.                      Description of Exhibit
-------------------------------------------------------------
  5.1               Opinion of Brian S. Becker, Esq. (filed herewith)

  15.1              Letter of Awareness of Deloitte & Touche LLP (filed herewith)

  23.1              Consent of Deloitte & Touche LLP (filed herewith)

  23.2              Consent of Brian S. Becker, Esq. (included in Exhibit 5.1)

  24.1              Power of Attorney (filed herewith)